                                                                    Exhibit 99.2
                                                                    ------------

       MicroStrategy Strengthens Management Team

       MicroStrategy Names New Chief Financial Officer, Appoints New Vice President of Corporate Development, and Names Acting
       Director of Internal Audit and Financial Controls

       VIENNA, Va., August 1, 2000 - MicroStrategy(R) Incorporated (NASDAQ:
       MSTR), a leading worldwide provider of Intelligent E-Business(TM) software, today announced that it has strengthened its management team. Effective immediately, Eric Brown, an executive with over ten years experience in senior financial management roles at companies including Electronic Arts, DataSage and Haagen-Dazs, will assume the role of Vice President, Finance and Chief Financial Officer for MicroStrategy. Mark Lynch, MicroStrategy's Chief Financial Officer since 1997, will assume the new position of Vice President and Chief Administrative Officer. Eric Driscoll, a senior executive in MicroStrategy's consulting division, has assumed the position of Vice President, Corporate Development.

       In addition, MicroStrategy has retained the services of Timothy C. Clayton, an executive with 25 years of experience in accounting and finance at companies including Building One Services and Price Waterhouse, to assist in the enhancement of its internal control systems and to lead the development of an Internal Audit function. Mr. Clayton will serve as acting Director of Internal Audit and Financial Controls.

       "We are excited about the evolution of our management team, as it will enable us to manage our corporate development, exploit opportunities in the e-business market, and execute on our priorities," said Michael J Saylor, president and CEO of MicroStrategy Incorporated. "We are working to implement financial controls and metrics designed to emphasize profitability and accountability across the entire organization, and to tie employee performance and compensation to these metrics. We believe that we have put in place the right team to attain this goal and become a world-class e-business company."

       The following management changes are effective immediately:

         Eric Brown, currently the Chief Financial Officer and Chief Administrative Officer of Strategy.com, will assume the position of Vice President, Finance and Chief Financial Officer for
         MicroStrategy. Mr. Brown joined Strategy.com in February 2000 after serving as a vice president and division chief operating officer at Electronic Arts (EA), the world's largest interactive entertainment software company with revenues of $1.2 billion in fiscal year 1999. Mr. Brown was involved in major external development projects, new product funding, league licenses, and studio acquisitions at EA's headquarters. Prior to working at EA, Mr. Brown served as Chief Financial Officer and Vice President of Business Development at DataSage, Inc., an Internet target marketing and content personalization software company that he co-founded. Mr. Brown also worked at Pillsbury where he held the position of Finance Director for Haagen-Dazs France/Benelux and Pillsbury France. Prior to that assignment, he opened the Haagen-Dazs Far East regional office in Hong Kong, and established joint ventures in Taiwan and South Korea. Mr. Brown holds an MBA from the MIT Sloan School of Management and an undergraduate degree from the Massachusetts Institute of Technology. Mr. Brown will report to CEO Michael Saylor.

         Mark Lynch, MicroStrategy's Chief Financial Officer, will assume the new position of Vice President and Chief Administrative Officer. Mr. Lynch joined the company in September 1997 and helped lead the company's successful IPO in June 1998, its secondary offering in February 1999, and its private equity financing in June 2000. In his new position, Mr. Lynch will be focused upon improving the overall performance of the company's various global business units. In addition, Mr. Lynch will head up the company's Administration, Information Systems, and Real Estate functions. Prior to joining MicroStrategy, Mr. Lynch served as CFO for WorldCorp and
         World Airways. Prior to World Airways, Mr. Lynch served as the Vice President of Finance for InteliData. Mr. Lynch holds an MBA from George Washington University and a B.S. in
         Accounting from Penn State University. Mr. Lynch will report to CEO Michael Saylor.

         Timothy C. Clayton has been retained as a consultant to serve as acting Director of Internal Audit and Financial Controls. Mr. Clayton will assist the company in the enhancement of its internal controls and procedures in the areas of revenue recognition and financial reporting systems. Mr. Clayton will also lead the company's development of an Internal Audit function. Mr.
         Clayton has 25 years of experience in accounting and finance serving most recently as Executive Vice President and Chief Financial Officer of Building One Services. Previously Mr.
         Clayton worked with Price Waterhouse for 21 years, with 9 years experience as an audit partner where his clients included a number of software industry companies and other rapidly growing businesses. Mr. Clayton's specific areas of expertise include the establishment of financial reporting systems, budgeting and performance measurement processes, internal accounting controls, software revenue recognition and contract accounting. Mr. Clayton will work closely with Eric Brown and other members of the senior management team and report to Michael
         Saylor and the Audit Committee of the Board of Directors. Mr. Clayton is currently a principal at Emerging Capital LLC, a management consulting and financial advisory firm, and will work for MicroStrategy under a retainer.

         Eric Driscoll, who most recently served as the company's Vice President of Americas Consulting, has assumed the position of Vice President, Corporate Development. In this role he is responsible for Recruiting, Human Resources and Internal Education for all MicroStrategy business units and subsidiaries worldwide. Mr. Driscoll joined MicroStrategy in 1997 as the consulting manager for the East Region. In 1998 he was promoted to Director, North American Consulting. In this role he supervised turnaround operations in the Central and West Regions. In June 1999 Mr. Driscoll was promoted to Vice President, Americas Consulting, and assumed responsibility for Indirect and Direct Consulting operations within North America. Mr. Driscoll has introduced a variety of process improvements in the areas of business development, practice operations and service delivery methodology to MicroStrategy. Prior to MicroStrategy, Mr. Driscoll served in consulting roles at both Sybase and Andersen Consulting. Mr. Driscoll graduated from Johns Hopkins University with a Bachelor of Science in Electrical Engineering. Mr. Driscoll will report to Michael Saylor.

       Intelligent E-Business, MicroStrategy, MicroStrategy 7, Personal Intelligence Network, Strategy.com are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Any product and company names mentioned herein may be the trademarks of their respective owners.

       This press release may include statements that may constitute "forward-looking statements," including its estimates of future business prospects or financial results and statements containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the Company's ability to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its Strategy.com network on a timely basis; adverse reaction by the Company's employees, investors, customers, vendors and lenders to the restatement of the Company's 1999 results or its future prospects; the Company's ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company's products in the marketplace; the timing of significant orders; delays in the Company's ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

       Contact:
       Michael Quint
       MicroStrategy
       703-848-8600